Mike Rowshandel Head of Investor Relations 2

Welcome + opening remarks 3

Safe harbor statement 4 These materials contain forward-looking statements. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Those known and unknown risks, uncertainties and assumptions may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade, and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its customers, and the effect that they may have on our client demand, revenues, operations, access to capital, and profitability. Additional risks and uncertainties include but are not limited to the world economy; our expected financial performance; and macroeconomic and market conditions and volatility. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those implied by forward-looking statements. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update or correct any forward-looking statements after the date hereof, except as required by federal securities laws. This presentation includes non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP financial measures. For example, other companies may calculate similarly titled non-GAAP financial measures differently. Refer to the Appendix for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

Where we are today. Where we are headed over the next few years. 5

Agenda 6 10:30 AM Engineering DNA + Talent Global Delivery Engine Driving Profitable Growth Closing Q+A 8:30 AM break 12:30 PM Live attendee leadership lunch + client demonstrations 10:20 AM Welcome Strategic Overview Our Transformation AI-Native Positioning Q+A

Balazs Fejes Chief Executive Officer & President 7

Strategic overview Positioning ourselves to win in the ai-native era 8

Key messages Reinventing ourselves as a global leader in AI-native enterprise transformation services01 02 Leveraging the strongest engineering talent in the industry to solve our clients’ most complex business and technology challenges 03 Strengthening internal and client-facing AI capabilities to capitalize on the global AI transformation 04 Executing a clear strategy to drive our next phase of profitable growth 9

“The era of AI evangelism is giving way to evaluation. Stanford faculty see a coming year defined by rigor, transparency, and a long-overdue focus on actual utility over speculative promise.” AI is Rocking our industry…and the world 10

E P A M A T A G L A N C E WHO We ARE Founded in Princeton, NJ, USA 1993 +30 YEARS EPAMers 62,000+ Headquartered Newtown, PA, USA Countries & Regions 55+ Delivery Professionals 56,600+ Revenue / YoY Growth $5.457B 15.4% 11Figures are as of 12/31/2025 unless otherwise noted. Refer to the Appendix for all GAAP to Non-GAAP reconciliations.

E P A M A T A G L A N C E 2025 Revenues by industry vertical + geography (Reported $ & YoY Growth) 12 E P A M A T A G L A N C E Revenue by Industry (Reported $ & YoY Growth) Financial Services $1.316B 28.7%↑ Life Sciences & Healthcare $626M 8.9%↑ Consumer Goods, Retail & Travel $1.077B 6.4%↑ Emerging $940M 26.9%↑ Software & Hi-Tech $822M 17.0%↑ Business Information & Media $676M 0.2%↑ Americas $3.201B 12.9%↑ Revenue by Geography (Reported $ & YoY Growth) EMEA $2.147B 19.7%↑ APAC $109M 8.8%↑ Figures are as of 12/31/2025.

E P A M A T A G L A N C E 13 We are builders Engineering DNA. Multidisciplinary Experts. Delivering Results. Relentlessly. Solve their most complex challenges Navigate disruption and technology innovation Become more cost competitive Helping our clients: Drive more revenue, change the business Deliver productivity and ROI Accelerate AI-native transformation

E P A M A T A G L A N C E Who we serve 14 11 Industries diverse and global client list 345+ of Forbes Global 2000 64 of Top 100 clients are part of both the S&P 500 and Forbes Global 2000 13 Years average relationship across top 20 clients 80+ of our top 100 clients engaged in AI-native E P A M A T A G L A N C E selected Clients Google

Epam is poised to harness the value of ai + capitalize on growth opportunities 15

Proven by our 2025 AI-native and AI foundational momentum EPAM IS ALREADY Benefiting FROM AI Close the Adoption Gap with Scalable Expertise Labor arbitrage moves to FDE and senior talent, enabling growth without linear headcount increases Physical AI Robotics across multiple sectors Delivery Efficiency Automation and agentic AI improve productivity and reduce cost-to- serve; create new engagement models Modernization with AI Scaling will require significant modernization of legacy technology and data platforms Sovereign AI AI governance, security, responsible frameworks for compliance 16

Total IT services addressable market by 2029 Total market of $1.8T (ex. IaaS) Expected to grow ~5% CAGR (2025-2029, ex. IaaS) Source: Gartner, Inc. Market Opportunity Map: IT Services, Worldwide 19 November 2025 - ID G00835557 We’re aligned to faster growing market segments • Business Consulting • Technology Consulting • Application Implementation Which are estimated to grow ~6.5% CAGR (2025-2029, ex. IaaS) 17

TOTAL AI SPENDING ADDRESSABLE MARKET BY 2029



AI Spending by Market, Worldwide
160%
80%
0%
CAGR 2024-2029
0%
140%
280%
Growth 2026
AI Data
AI Platforms for Data Science and Machine Learning
AI Cybersecurity
AI Models
AI Application Development Platforms
AI Software
AI Infrastructure
AI Services
Note: The size of each bubble represents 2025 spending by segment in U.S. dollars.
Source: Gartner (December 2025)
843701

Source: Gartner, Inc. Forecast Analysis: AI Spending, 4Q25 – 17 December 2025 - ID G00843701

TOTAL MARKET OF $4.7T

(All Segments, AI Direct + AI Indirect)

+30% CAGR

(2025–2029)

EPAM'S AI SERVICES MARKET OF $1.3T

(AI Services + AI Cybersecurity)

Most significant opportunities

- Direct AI Services, ~$300B to +$500B
- Indirect AI Services, ~$150B to ~$600B
- AI Cybersecurity, ~$25B to +$150B
- **Current estimates ranging from strong to very strong double-digit CAGR**

<epam>

INVESTOR DAY 2026 18

‘Client Zero’ Mentality Internal AI transformation, driving creation of global delivery standards and playbooks, battle- tested tools, and best practices Engineering Excellence Pioneering engineering culture with long- standing R&D mindset, labs, early adoption of technology and reputation for technical leadership Talent Management Approach Enterprise systems to manage people, projects and their productivity to maximize client and EPAM value Deep Industry Expertise Broad and deep expertise across key industry verticals and industry-specific platforms Long-Standing Client Relationships Loyal client base built on deeply embedded, proven relationships and close integration with executives, internal teams, processes and culture we have a significant opportunity ahead within faster growing parts of Total IT + AI services market Our cycle-tested strengths, innovation and unique DNA positions us to win in the AI-era 19 we have a significant opportunity ahead within faster growing parts of Total IT + AI services market 20 Become the Go-To Partner in Enterprise AI Transformation Empower organizations to navigate and accelerate their AI journeys through end- to-end transformation ASPIRATION Talent, Skills & Capabilities Strategic Partnerships Domain & Verticalization Expertise IP Assets KEY ENABLERS STRATEGIC PILLARS Establish EPAM as a Leading AI-Delivery Software Engineering Services Provider 01 02 03 Transform Into an AI-Native Organization Capitalize on AI-Native Structure to Expand Offerings

We’ve been accelerating operational transformation 21 Implementing AI in Internal Operations to Transform into an AI-Native Organization Corporate Functions Management Reporting Agentic tools to automate data and key KPI capture for internal reporting Finance & Legal Copilots for analytics, contracts and core finance tasks Staffing + Development Recruitment AI-powered talent matching algorithms to identify candidates with the right skills for open positions Project Staffing AI-enabled staffing based on employee skills, performance and client experience Recognized for Best-in-Class AI Initiatives Best Learning Program Supporting a Change Transformation Business Strategy Best Use of AI Best Competencies & Skill Development

Differentiated Blueprints + playbooks, accelerating client ai adoption + Wallet share 22 Enterprise-Wide AI-Native Transformation Help redefine our customers business and envision the future of their organizations with AI Modular ‘Meet You Where You Are’ frameworks and methodologies Brings together critical thinking, industry expertise and agentic capabilities to shape AI-native delivery teams Proprietary, agentic-powered platforms and leading technology partner ecosystems to accelerate delivery and provide bespoke solutions for our clients AI-Native Engineering Transformation AI-Innovation Business Transformation From Software delivery lifecycle to full-scale talent + business transformation

Traditional Services AI-Driven Services Market Demand Is Transforming Creating + expanding our Ai-Native business models + services Agentic Intelligent Operations AI-Native Experiences Agentic Operations (Factories) Agentic Security Manual BPO Operations Legacy IT Support Traditional Agency Work Standard Consulting 23

Doubling down on our key growth drivers Talent, Skills & Capabilities Extending 30+ year heritage of integrating technology, business strategy, experience design and operations underpinned by superior software engineering Domain & Verticalization Expertise Strengthening deep client relationships rooted in client-centric knowledge and experiences Internal Platforms & IP Assets Capitalizing on industry-leading platforms and proprietary intellectual property assets to support long-term value creation Strategic Partnerships Combining strategic partner solutions and AI/Run .Tools to create best-of-breed ecosystems 24

Epam’s digital platform - today Unified Dashboard with Integrated Agents 25

Future Digital Business A seamless stream of data can be accessed by agents to drive speed and decision quality Data streams Interface layer New Agent Value Chain

HUMBLE, HUNGRY, SMART LEADERSHIP TEAM WITH DEEP INDUSTRY EXPERTISE

CORPORATE



Balazs Fejes
Chief Executive Officer & President
Joined: 2004



Jason Peterson
Chief Financial Officer, SVP & Treasurer
2017



Elaina Shekhter
Chief Strategy & Transformation Officer, SVP
2011



Larry Solomon
Chief People Officer, SVP
2016



Ed Rockwell
General Counsel & Secretary, SVP
2018



Philip Storm
Chief Compliance Officer, SVP
2017



Phil Walsh
Chief Marketing Officer, SVP
2026

EXECUTIVE CHAIR



Arkadiy Dobkin
Executive Chairman
1993

DELIVERY



Victor Dvorkin
Head of Global Engineering, Cloud & Platforms, SVP
1999

BUSINESS



Greg Killian
SVP, Head of Business, Life Sciences & Healthcare
2019



Enver Amdiy
SVP, Head of Business, Europe
2003



Dmytro Seredenko
SVP, Head of Business, North America
2009



Srinivas Reddy
SVP, Head of EPAM India
2015



Jason Harman
SVP, Head of Business, ME & APAC, Energy
2006



Martin Mendez
SVP, Head of Business, Ibero America
2024

420+ YEARS
Industry Experience

220+ YEARS
EPAM Tenure

STRONG LEADERSHIP ATTRIBUTES
- Industry Experience
- Strategic Acumen
- Deep Technical Expertise

Today's Presenter

New to Role Since 2022

INVESTOR DAY 2026 27

So why invest in epam? Best positioned to be a growth leader in enterprise AI transformation Foundational AI work expanding, driving significant growth in enterprises and AI-native net-new growth acceleration Strongest end-to-end solution builders in the industry with a track record of solving our clients’ most complex problems Clear strategy, focused on accelerating organic growth while driving margin expansion 28

Elaina shekhter Chief Strategy & Transformation Officer, SVP 29

Transforming our go-to-market approach 30

Key messages Adapting our go-to-market approach to meet a continuously evolving AI-centric environment and ensure the ability to solve clients’ toughest challenges 01 02 Focusing on domain and vertical expertise to position as an industry leader in the next wave of AI-Native enterprise transformation 03 Adapting and amplifying reach, engagement and commercial models to adapt to new and emerging trends in our industry 31

THE Enterprise IT Landscape is Complex, Demanding Greater Agility THAN EVER BEFORE 32 Market Trends • New competitors running on nimble organizational blueprints and technologies • Customer-centric experience • Pushing digital and embedded AI capabilities through products and services Technology Trends • Agentic generative AI • Physical AI • Robotics • Cybersecurity and regulation • Data analytics and advanced algorithms • Multilevel customer interaction and customer profiling • Cloud computing/tokenomics Enterprise Trends • Capital allocation • Business resiliency/adaptiveness • Agile IT • Application modernization • Talent transformation • Security and governance • Data-driven business model

Strategic Pillars to Elevate OUR Go-to-Market Approach 01 S H I F T I N G Extending focus from geographies to capabilities 02 I N T E G R A T I N G Consultative approach to bridge strategy and execution, creating a ‘Consulting Moat’ 03 A C C E L E R A T I N G Strategic partnership ecosystem and direct-to-client sales and marketing motions 33

Create a global delivery network optimized across locations, services, skills and capabilities Prioritize developing critical industry-specific skills by integrating centers of excellence across geographies Deliver broader value creation and higher productivity with an agile resource mix — High Velocity Teams Future-Proofing Organization to Have Forward Capabilities Across A global Footprint Evolving Focus Areas S H I F T I N G 34

INTEGRATING

EXPANDING GO-TO-MARKET OPPORTUNITIES WITH A FOCUS ON THE END BUYER

Three brand doors to engage unique buyers and speak directly to their needs

	EPAM	Empathy Lab	EPAM Continuum
Type of Buyer	Chief Technology Officer	Chief Marketing Officer	GM / Head of Business Strategy
Solution Focus	Agile IT / SDLC / PDLC	AI-Native Transformation	Business Optimization & Growth


<epam>
AI-Native Engineering
empathylab™
by EPAM
AI-Native Agency
EPAM CONTINUUM
AI-Native Consulting
Testing
Engineering
DevOps
AI
Data & Analytics
Innovation
Functional
REALIZE VALUE
AI/Run™.Transform
Experience
Industry
M&A
Advisory
Cloud
Cyber Security

EXPANDING OUR ADDRESSABLE MARKET & INCREASING NUMBER OF BUYERS IN NEW WAYS

<epam>
INVESTOR DAY 2026 35

Adapting Solutioning proposition for AN AI-Centric Environment Scaling Solutions in the Most Complex Environments Capturing ROI on AI Investments Focusing on the Highest Impact Areas Integrating Fundational & AI Solutions Across Enterprise(s) Scaling from POC’s to Full Deployment Consulting in Lockstep with Technology 36 I N T E G R A T I N G • Guide clients on where and how AI should be applied • Determine the right operating models • Identify critical regulatory, compliance or security exposures and solve them before they become blockers • Run AI-native workstreams and business models — end-to-end

ACCELERATING

TRANSFORMATION THEMES 2026

ELEMENT	2020-2024 MODEL (DIGITAL)	2025-2026/7 MODEL (AI-NATIVE)
Value Prop	Efficiency & Cloud Migration	Full Digitization, Optimization & Agentic Operations
Sales Lead	Account Relationship Manager	"Hybrid" Seller / Consultant-Engineer
Pricing	Headcount / Pure FTEs	T&M/Output / ROI / Business Outcomes
Sales Cycle	Linear (Pitch → Proposal → Close)	Continuous (Agentic Nurturing & Real-time Iteration)
Marketing	Sequential - Brand through top of the funnel supported by events, campaigns and ABM	Performance optimized for buyer personas, AI-enabled content supply chain, automated / agentic campaigns based on real-time data feedback loops

BEYOND INVESTING, WE ARE TRANSFORMING OUR SALES MOTIONS & APPROACH

<epam>

INVESTOR DAY 2026 37

SELECT PARTNERS Accelerate revenue growth through joint go-to-market opportunities that drive adoption and consumption Elevate market sensing capabilities to stay abreast of the evolving market trends Cross-sell across multiple client functions Enhance delivery efficiency and effectiveness Awarded 2025 GSI Leveraging Partnerships to: Identify and action joint IP and collaboration models 160+ ecosystem partnerships 38 A C C E L E R A T I N G

Proven + Growing Partnerships 39 EPAM Joins Microsoft Intelligent Security Association EPAM launches Advanced Agents into Google Marketplace EPAM Wins the 2025 Microsoft Innovate with Azure AI Platform Partner of the Year Award EPAM Receives 2025 AWS Global Innovation Partner of the Year EPAM and Oracle Collaborate to Accelerate Adoption of AI-Powered Cloud Solutions EPAM and Cursor Announce Strategic Partnership to Build and Scale AI-Native Teams for Global Enterprises October 2025 November 2025 December 2025 December 2025 January 2026 March 2026

Transforming our go-to-market approach to meet a continuously evolving AI-centric environment and capture new demand Focusing on domain and verticalization expertise to enhance our position as an industry leader in the next wave of AI-native enterprise transformation Innovating and amplifying partnerships and engagement models to adapt to new and emerging trends in our industry; starting with SDLC / PDLC Key takeaways 40 01 02 03

Dmitry Tovpeko VP, AI Engineering Adam Auerbach VP, Head of AI Enablement 41

42 If “coding is largely SOLVED,” why do CLIENTS need epam?

Key messages Enterprise complexity is growing. Demand for complex engineering is infinite. 01 02 AI creates a new engineering discipline. Engineering depth is the moat. 03 We’re agentic platform builders, rebuilt and codified delivery for AI, and scaling a new kind of engineer to run it. 04 What we build for clients today becomes the foundation for autonomous enterprise AI. Every engagement brings it closer. 43

AI MAKES THE ENTERPRISE MORE COMPLEX, NOT LESS

Enterprises Operate Across **8 Simultaneous Dimensions:**


SIMULTANEOUS DIMENSIONS
Complex Engineering
Enterprise Platforms & Integration
Data

- Strategy & Economics
- Security, Compliance & Governance
- Data Foundation
- Enterprise Legacy Ecosystems
- Vendor Strategy
- Talent, Culture & Change
- Business Process & Domain Expertise
- Software Delivery & Product Operating Model

New Major Requirements & Complexities

- Now includes AI strategy, AI business case, portfolio reprioritization for AI investments
- New threats, new regulatory requirements, auditability of agent-generated code
- AI-readiness as a requirement; data quality becomes more consequential and is a major differentiator
- Agents rely on brownfield and demand agent codification, context engineering, verification
- New vendor landscape, new lock-in risk, build vs. buy
- Massively changed, new profiles, reskilling, resistance management
- AI-native product design, agent first workflows, human-to-agent UX redesign, agent-to-agent
- New engineering paradigms (spec-driven, agent-orchestrated), new roles (full-stack agentic engineers replacing narrow specialists)

ENTERPRISES ALREADY NAVIGATE 8 DIMENSIONS OF COMPLEXITY, AI ADDS NEW REQUIREMENTS TO EVERY ONE OF THEM

<epam>
INVESTOR DAY 2026 44

When ai writes the code, It introduces new engineering discipline 45 ARCHITECT How Agents Work Not discrete agents — orchestrated pipelines with verification and governance as one system Ecosystem complexity grows with every capability addition and enterprise integration JUDGE What Agents Produce Same tools, dramatically different results — depends on the engineer Judgment hardens the ecosystem and governs its application in production CONNECT Agents to Enterprise Reality Every enterprise is a unique combination of compliance, security, technology and business constraints — all interdependent Adapting the agentic ecosystem to each environment is enterprise- specific engineering WHEN AGENTS CAN GENERATE CODE, THE HARD WORK MOVES TO EVERYTHING ABOVE & AROUND THE CODE DESIGN What Agents Build Specification governs the entire pipeline — ambiguity cascades through every downstream agent Every spec is a reverse- engineering exercise against undocumented enterprise systems

DELIVERY-AS-CODE — AND A NEW KIND OF ENGINEER TO RUN IT



DESIGN
ARCHITECT
JUDGE
CONNECT
REQUIREMENTS ELABORATION
ProdM & Tech Lead Alignment
ProdM Defines Requirements
SMEs Provide Input
Generated User Stories
DISCOVERY + SPECIFICATION
Review Sliced Implementation Specs
AGENTIC PLANNER & SLICER
PO Agent
Architect Agent
Spec Reviewer Agent
Detailed User Story & Specs
AGENT BUILD
AGENT BUILDER SWARM, DEPENDENCY GRAPH
Front-End Agent
Back-End Agent
Database/Query Agent
Unit Test Agent
Inner Loop Iteration
Code Draft in Feature Branch
AGENT VERIFICATION
Agentic Loop: Discrepancies Found?
AGENT VALIDATION SWARM
Compile, Test, Happy Path
Spec Adjustment
Pass: Move to Review
Code Pull Request
HUMAN-AGENT REVIEW
Human Code Review & Merge Decision
AGENTIC REVIEW & QUALITY
Code Quality Agent
Security/SonarQube Agent
PR Creation Agent
Merged Code
DEPLOY, TEST + UAT
Blue-Green Deployment Decision
CI/CD & REGRESSION AGENTS
CI/CD Pipeline
Automation Regression Suite
Perf Test
Release Notes & Documentation Agent
Deployment to UAT / Production
DAYS TO HOURS
DAYS TO HOURS
DAYS TO HOURS
WEEKS TO DAYS
DAYS
CYCLE TIME
WEEKS
Agent-Owned Execution
Human Judgement/Gate

ENTER THE FULL-STACK AGENTIC ENGINEER

<epam> INVESTOR DAY 2026 46

OUR Engineering Depth Is the Moat, AI Makes It Wider Why Most Companies Can’t Assemble Both Operating Delivery-as-Code & Scaling Full-Stack Agentic Engineers to Run it Requires Two Things Cost-arbitrage Firms have delivery volume, but talent built for narrow specialization — not the systems thinkers who design specs and judge agent output in complex environments Strategy + Advisory Firms have intellectual depth but lack product-building muscle and delivery footprint — can't architect agent ecosystems or harden Product Companies have strong engineering culture but built around their own product — not dozens of systems a typical enterprise client actually runs Engineering Culture + Talent DENSITY Strong engineering talent as the starting point — not an upskilling program 01 Delivery Volume Fortune 2000 engagements where the pipeline meets real compliance, security and technology constraints 02 47 AI ENGINEERING IS LEARNED BY DOING: CULTURE + VOLUME = EPAM MOAT THAT WIDENS WITH EVERY ENGAGEMENT

20 types of AI agents now supporting multiple teams and business units across PostNL We are moving clients through Experimentation to AI Native WE ARE MEETING CLIENTS WHERE THEY ARE & STEWARDING THEIR JOURNEY TO LEVEL 03 Our AI-Native Team Working as L3 Offers Faster Delivery & Response to Market Disruptive & Novel Codified AI-native SDLC, agentic workflows with cost-governed optimization Most Companies Have Been Stuck Here Companies Trying to Move Here, Targeting AI Adoption at Scale Few Companies Delivering at this Level 03 Systematic & Scalable Agents as code; majority adoption with tracked productivity metrics 02 Inconsistent & Ad-Hoc Copilots/assistants; sporadic adoption without data insights 01 48 EPAM’S DIFFERENTIATION MOAT

DEPLOYING A UNIQUE + REPEATABLE ENGINEERING PLAYBOOK

<epam> | AI RUN™ .Transform

AI RUN™ .Blueprints

Codified delivery methodology

Modular framework for enterprise-scale AI adoption:

- Governance, Measurements & ROI
- Change Management
- Ecosystem Strategy
- Workforce Enablement

AI RUN™ .Tools

Flexibility to work across any ecosystem, including established market platforms, client proprietary stacks and AI proven EPAM tools

AI RUN™ .Talent

Forward deployed engineers, full-stack agentic engineers offering full-stack ownership, agentic tooling depth at the team level, and delivery-as-code

SUITE OF SERVICES & TOOLS SHAPED BY CLIENTS' COMPLEX ENTERPRISE ENVIRONMENTS & BUILT TO PROVIDE TANGIBLE VALUE

<epam>
INVESTOR DAY 2026 49

AI/RUN.BLUEPRINTS OPERATIONALIZE AI ACROSS THE ENTERPRISE

AI RUN™ .Blueprints

Codified delivery methodology

Modular framework for enterprise-scale AI adoption:

- Orchestration
- Change Management
- Ecosystem Strategy
- Workforce Enablement
- Governance

EPAM's AI/Run.Blueprints address the biggest barriers to enterprise AI adoption:

- Fragmented AI experimentation with no path to scale
- Lack of governance and measurement for AI ROI
- Engineering teams not structured for AI-native workflows
- Integration challenges across complex enterprise technology stacks
- Difficulty operationalizing AI across thousands of developers

"By leveraging data and AI capabilities from trusted providers like **EPAM** — that are familiar with our tech stack and workflows — we've seen a **20% increase in engineering efficiency** and a noticeable reduction in software defects. **This frees up our engineers for more complex and impactful work."**

-

Kevin Adams

CIO, Edward Jones

AI ADOPTION REQUIRES OPERATIONAL CHANGE ACROSS PEOPLE, PROCESS & TECHNOLOGY

<epam>

INVESTOR DAY 2026 50

AI/RUN.TOOLS ACCELERATE VALUE FROM + WITH AI

AI RUN™ .Tools

Flexibility to work across any ecosystem, including established stacks, client proprietary stacks and AI-proven EPAM stacks

AI Labs & Hyperscalers
OpenAI, Anthropic, Gemini, etc.

Industry AI Tools
GitHub, Copilot, Cursor, Vector DMs

EPAM AI/Run.Tools
Agent Orchestration, Governance, Workflows

Industry AI Tools
GitHub, Copilot, Cursor, Vector DMs

MEDICAL TECH + HEALTHCARE SOLUTIONS PROVIDER

Enabled GenAI-driven modernization of legacy 10M+ LOC platform, including code exploration, reverse engineering, migrations, and enhanced unit and automated test coverage

↓ 60% Migration Time

↓ 80% Planning Effort

$250K+ Realized Phase 1 Savings

EPAM INTEGRATES INDUSTRY PLATFORMS, PROPRIETARY TOOLS & AGENTIC WORKFLOWS TO DRIVE MEASURABLE PRODUCTIVITY GAINS

<epam>

INVESTOR DAY 2026 51

We have built + deployed a new type of Engineer Full-Stack Agentic Engineers Engineers who combine deep software expertise with AI-driven development and agent orchestration to accelerate enterprise outcomes Core Capabilities • End-to-End Ownership → Code → Test → Deploy → Operate • Agentic Development • Delivery-as-Code • Enterprise Integration FULL-STACK AGENTIC ENGINEERS TURN AI TOOLS INTO AI-NATIVE DELIVERY SYSTEMS 52 Specialist Frontend engineer Backend engineer QA engineer .Talent T-Shaped Roles Deep specialization + broader context Full-Stack Engineer Owns the full software stack AI-Enabled Full-Stack Engineer Software engineering + AI systems Deep specialization + broader context Software engineering + AI systems Focus on a single technical domain Engineering Design Product Product Development

WHAT'S NEXT? DEMAND FOR COMPLEX ENGINEERING IS INFINITE

FIXED DEMAND

- Product Support Engineering
- Production Operations
- Infrastructure & Environment Management

INFINITE BACKLOG

Where EPAM Competes

PLATFORMS MODERNIZATION

Edward Jones – Mainframe Modernization

A latent program became active as a result of EPAM's AI/Run MFLens Reverse and Forward Engineering tool that outperformed incumbent market solutions.

TRANSFORM CORE PRODUCTS INTO AI NATIVE

Baker Hughes – AI-Native Product Implementation

EPAM embedded AI across Baker Hughes' core industrial platforms, turning operational data into commercial-grade AI products deployed across the energy sector.

COMPETITIVE RESPONSE VELOCITY

NelNet – AI-Native Delivery Transformation

Invited for AI-native delivery transformation. As velocity increased, Nelnet expanded scope and grew EPAM's footprint — proving faster delivery drives more demand, not less.

ENTERPRISES ARE SITTING ON YEARS OF DEFERRED WORK: AI MAKES POSSIBLE WHAT THEY COULDN'T PREVIOUSLY AFFORD TO BUILD

<epam>

INVESTOR DAY 2026 53

AUTONOMOUS AGENTS: THE NEXT COMPLEX ENGINEERING OPPORTUNITY

TODAY

Building the Governance Layer

Every **delivery-as-code engagement** builds the **governance framework** that enterprise autonomous AI will require; **specification discipline**, **verification pipelines**, **compliance guardrails**, **enterprise context integration.**

This isn't future investment. **Clients pay for it today** as agentic delivery. Tomorrow, it becomes the governance layer that autonomous agents require.

TOMORROW

An Adjacent Market Opens

- **First autonomous use cases** target **low-complexity**, **low-stakes work**: steady-state support, routine maintenance, managed services automation
- EPAM doesn't compete in low-complexity work today; When autonomous agents open that segment, **EPAM enters as the firm that builds and governs them** — not as an incumbent defending margin
- Agent maturity **displaces cost-arbitrage incumbents** — and opens that segment to EPAM

EVERY AGENTIC DELIVERY ENGAGEMENT BUILDS THE GOVERNANCE LAYER AUTONOMOUS ENTERPRISE AI WILL REQUIRE

<epam>

INVESTOR DAY 2026 54

Key takeaways Enterprise complexity is growing. Demand for complex engineering is infinite. AI creates a new engineering discipline. Engineering depth is the moat. We're agentic platform builders, rebuilt and codified delivery for AI, and scaling a new kind of engineer to run it. What we build for clients today becomes the foundation for autonomous enterprise AI. Every engagement brings it closer. 01 02 03 04 55

If “coding is largely SOLVED,” why do CLIENTS need epam? The better AI gets at writing code, the more WHAT WE DO MATTERS. 56

Client testimonial 57

Nir kaldero Chief Data & AI Strategist Eli feldman Chief Technology Officer 58

Accelerating AI-Native Business Transformation with ai/run .Transform 59

Key messages AI-native transformation is reshaping business innovation and operations — and how EPAM accelerates that journey 01 02 Our AI/Run .Transformation playbook turns strategy into measurable business outcomes 03 We are strategically expanding our services mix to support and lead the next wave of AI adoption 04 Our clients’ biggest AI challenges create long-term, structural growth tailwinds for EPAM 60

AI is Rewiring Business Innovation + Operations 61 AI Remains Centerpiece of Investment Strategies Optimize Current Operations AI provides functional solutions to help businesses reimagine processes and drive efficiency Grow & Run Your Business AI unlocks new growth, while agentic AI assists in running core business functions Expand into New AI-Native Businesses Activating net-new revenue streams and business models anchored in core competencies

AI made real: Accelerating Value toward the AI-Native Enterprise Optimize Current Operations While delivering meaningful value… Grow & Run Your Business Inventory Optimization Using Real-Time Social Trends to Reduce Stockouts Global Cosmetics Manufacturer Establish AI Technical Strategy & Build the Foundation Major Global Pharma Company Adjusting Production Lines Based on Anticipated AI Demand Generated Supply Chain & Inventory Risk Optimizer Talk-to-Your-Data in Drug Development & Clinical Trials Agentic Research & Insights BOM Level Supply Chain Autonomous Optimizer In-Market In-Time Product Selection Demand-Based Product Lines Evolution Clinical Trial Oversight & Prediction Immunogenic Risk Detection Proactive Clinical Trial Defect Prevention 62

Expand into New AI-Native Businesses B2B Expanding into Direct-to-Consumer • Creating new e-commerce business to attract, target and convert customers to enable non-traditional growth using AI • Using AI to triangulate client's identity from multiple data sources (third-party hosted) • Using AI throughout the entire shopping experience to increase sales and convergence to a new business model American Multinational Corporation for Consumer Lawn & Garden Products Sigma by Swiss Re: AI-Enabled Spinout • Transforming 25+ years of propriety research into a subscription-based digital platform (Sigma) unlocking a new data monetization business • Developing an AI-powered forecasting and analytics product for insurer and financial institutions • Generating $25-30M net new AI revenue within 2-3 years, while reinforcing Swiss Re’s leadership in the reinsurance space 80+ OF TOP 100 CUSTOMERS ENGAGE EPAM FOR AI SERVICES AI made real: Accelerating Value toward the AI-Native Enterprise 63

AI/Run.Transform: Unique + Repeatable Business Playbook Driving Speed-to-Value AI 360 Framework Practical, modular AI framework driving top-down strategy and bottom-up use case acceleration AI Innovation & Verticalized Industry teams collaborate to build next-gen experiences and transformative solutions Integrating and orchestrating best-of-breed solutions using proprietary tools and platforms with hyperscalers’ ecosystems 64 DEVELOPING NEW COMMERCIAL MODELS TO MONETIZE AI-TRANSFORMATION .Talent .Tools.Bluepr ints

Expanding Strategic capabilities to lead the next wave of ai adoption AI-Verticalized Consulting • Industry-driven consulting motion that is built with and for AI • Built to move AI from pilots to production at scale Agentic-Led Business Operations • Design-build-run high-end business process orchestration and operations with agentic AI Industry Knowledge • Beyond traditional strategic advisory • Industry data models, process modeling, vertical ontologies built around services with partners People, Culture, Process Data Technology Agentifying Accelerators • migVisor 2.0 as an agentic- led migration stack • DIAL AI as an agentic orchestration platform 65

Our Clients’ Biggest Challenges + Opportunities to Transform LEADING END-TO-END AI TRANSFORMATION, DRIVING LONG-TERM TAILWINDS FOR EPAM Real Change is Only Possible with Business Model Transformation… Reimagining Business Processes Targeting the right workflows and redesigning for optimal experiences with AI Shifting Culture & Mindset Enabling new ways of thinking and working across the enterprise Strengthening Data Capture Breaking silos, scaling unstructured data and streaming real-time intelligence across the enterprise Governance Responsible, Substantiable AI Technology Infrastructure Cybersecurity AI-Native Experiences & Engineering Teams …but AI Foundational Client Investments are Required to Support Change AI-Native Data Platforms Vertical & Horizontal Solutions AI Advisory ML & MLOps AI Agency AI Experiences 66

Key takeaways 01 02 03 04 Driving our clients’ AI-native business transformation at scale Leveraging our proven AI/Run .Transform playbook that turns AI strategy into measurable business outcomes Our clients’ biggest AI challenges create long-term, structural growth tailwinds for EPAM within both business and engineering simultaneously Expanding our service mix and unlocking new opportunities while staying ahead of the market to support our clients’ AI adoption journey 67

Client testimonial 68

Q+A 69

Break 70

ARKADIY DOBKIN Executive Chairman 71

Engineering dna Competitive edge. From the start. 72

Key messages History matters. Like previous technology waves, AI enterprise transformation is still an evolution driven by new shift and rising complexity — not a sudden revolution. 01 Engineering Excellence is a critical differentiator – and its importance spans the entire implementation lifecycle. The right talent will determine who successfully navigates the AI era. 02 03 73

Our roots go deep in building + growing cutting-edge tech talent + Advanced Teams 74 expert. Agile. Mobile.

“The era of AI evangelism is giving way to evaluation. Stanford faculty see a coming year defined by rigor, transparency, and a long-overdue focus on actual utility over speculative promise.” AI is Rocking our industry…and the world 75

And One MORE very direct expert opinion Routine coding tasks are becoming commodities. The real value lies in creativity, design, and vision — areas where simply typing lines of code is not enough. “ This is not a distant threat. It is happening now, and those who wait too long will discover that their skills are obsolete. “ The programmer who wants to survive must rise above routine coding and master the ability to deliver business value with technology. “ “ The days when American programmers could expect lifetime employment are gone. The work will be done faster, cheaper, and often better... 76

Or in short… And with the specific illustration… 77 “…Programmer is about to share the fate of the dodo bird. By the end of this decade, I foresee massive unemployment among the ranks of programmers, systems analysts, and software engineers. “…The dodo bird was a flightless bird and became extinct in the late 17th century due to human activities and the introduction of non- native species…and achieved widespread recognition from its role in the story of Alice's Adventures in Wonderland, and it has since become a fixture in popular culture, often as a symbol of extinction and obsolescence.

Or in short… And with the specific illustration… 78 “…Programmer is about to share the fate of the dodo bird. By the end of this decade, I foresee massive unemployment among the ranks of programmers, systems analysts, and software engineers. “…The dodo bird was a flightless bird and became extinct in the late 17th century due to human activities and the introduction of non- native species…and achieved widespread recognition from its role in the story of Alice's Adventures in Wonderland, and it has since become a fixture in popular culture, often as a symbol of extinction and obsolescence.

Or in short… And with the specific illustration… 79 “…Programmer is about to share the fate of the dodo bird. By the end of this decade, I foresee massive unemployment among the ranks of programmers, systems analysts, and software engineers. “…The dodo bird was a flightless bird and became extinct in the late 17th century due to human activities and the introduction of non- native species…and achieved widespread recognition from its role in the story of Alice's Adventures in Wonderland, and it has since become a fixture in popular culture, often as a symbol of extinction and obsolescence.

Interestingly, Four Years Later…in 1996 80 Yourdon wrote a sort of “follow-up” titled “Rise & Resurrection of the American Programmer,” where he admitted he hugely have underestimated: Entrepreneurial Drive U. S . Innovation S IL ICON VA LLEY ’ S Growth of Economy T HA NK S TO INT ERNET Enterprise Complexity A ND T HE

Our Major Technology Waves 81 ERA of Internet ERA of Cloud / Mobile / Data ERA of AI EPAM Founded Dot-Com Crash Financial Crisis IPO COVID Invasion of Ukraine Today +30 years. Cycle-Tested. Engineering Remains.

The Pattern Across Eras… So far… Was… 82 Every Productivity Wave (structured programming, 4GLs, OOP, RAD, open source, low-code) promised to reduce builders' demand. In practice so far, while productivity gains significantly lowered the Cost of Building Software, we each time underestimated (as Yourdon did) the Growth Of Addressable Market and Exploding Solutions Complexity At Scale in result of… TRIGGERED BY EACH TECHNOLOGY WAV E Enterprise Complexity Growth of EconomyInnovationEntrepreneurial Drive

In The AI ERA, The Demand is going to go up. Not down. Not theoretically. For real. We will enter markets that traditional software could never afford to serve — enabled by “last-mile” solutions and by addressing levels of complexity we cannot yet fully imagine. We watched this happen…Demand has never been fully met. The constraint simply shifts to the next bottleneck of enterprise complexity — because companies must keep building more to compete and win. 83

AND… The constraint will be people CAPABLE TO ADDRESS The Enterprise Complexity of an AI ERA 84 The people who thrive in this new solution space are going to be the ones who understand customers deeply, who think in systems, who can hold ambiguity and make decisions under uncertainty, who can articulate what needs to exist before it exists at all... and have strong engineering foundations in place. “ While agents handle more implementation work, nature of this shift reveals something important: engineers are becoming more "full-stack" in their capabilities rather than being replaced Role transformation: From implementer to Orchestrator. The value of an engineer's contributions shifts to system architecture design, agent coordination, quality evaluation, and strategic problem decomposition. “ The primary human role in building software is orchestrating AI agents that write code, evaluating their output, providing strategic direction, and ensuring the system solves the right problems for the right stakeholders. “

Key takeaways 85 01 We are likely underestimating both the scale of AI-driven market expansion and the complexity of the enterprise transformation it will create. 02 Engineering matters in addressing future market and growing complexity. 03 Right Talent matters. Identifying and developing it is a critical differentiator. We know how.

Sandra loughlin Chief Learning Scientist 86 Aleksey Didik Head of Engineering Excellence.AI

Ai talent of the future 87

88 NEW PROFILE: Full-Stack Agentic Engineer SKILL EVOLUTION IN PROGRESS Retiring • Stack-specific ownership • Sequential, handoff-based delivery • Manual verification gates Retaining • Full-stack delivery ownership • Security and reliability engineering • System architecture design Rising • AI agent direction and validation • AI-native workflow structuring • Parallel AI-augmented workstreams AI-NATIVE DELIVERY DONE RIGHT = 10X TEAM Full-Stack Software Engineer Agentic Tooling (Going DEEP) Delivery-as-Code (The Structure) Beyond Copilot: Multi-Session Parallel Work Full-Stack Stories, Not Stack-Specific Tasks Feature Factory Economics Codified Agent Infrastructure Narrow Specialist EPAM Specialist (Engineering DNA)

HOW WE BUILD AI TALENT 89 BUILDING NEW TALENT PROFILES AT SCALE 18,300 ORIGINAL AI COURSES: 35 Participants at EPAM.AI Conference: 45 Participating countries: 287 AI MASTERCLASS REGISTRATIONS: 37,50 0 Teams participated in AI/Run Mission 2025: 1,700 People participated in AI/Run mission: Engineering staff trained on AI Foundations: ~100% I D e v e l o p

90 IF THAT SEEMS COMMON, IT IS AI readiness requires a lot more than training

Sensing AND deploying the right skills unlocks impact Without these, DEVELOP efforts are ineffective Deploy Right Teams with Right Skills to Right Projects Sense Industry Market Our Talent Landscape Develop Through Formal & Informal Education Verified 91

this model REVEALS the metrics that SHOW progress to value And set those up as new leading indicators for the industry Deploy Metrics Time to Staff Positions with AI Skills Ratio of Rotations Due to Skills Mismatch Sense Metrics Supply Depth Skill Gap Develop Metrics ROI of Learning Programs Velocity to Increase Supply Depth 92

These are the elements of OUR talent engine 93 Enabled By Sense developDeploy

SENSING INDUSTRY AND MARKET 94 CLIENT DEMAND FOR AI SKILLS IS ACCELERATING, WE TRACK IT IN REAL TIME EPAM AI Practice Leaders Define the Target • Where AI-native delivery is heading in 12–36 months • Sets the talent profile the market will need before it knows it needs it INDUSTRY SIGNALS MARKET SIGNALS Real-time Skill Demand Tracking • We monitor AI skill requirements across all active client engagements • Emerging skill gaps identified before they become market-wide shortages S E N S E New AI skills defined: 71 Number of new positions with advanced AI skills over the past 6 months: 2x

SENSING OUR TALENT 95 AI-READY TALENT, VERIFIED & ACTIVE AI-Inferred Signals • Interviews, code reviews, collaboration patterns Delivery History • What shipped, complexity, speed, impact Peer Endorsement • Who vouches for them, who seeks their input Learning Velocity • Self-directed growth, courses, experimentation EVIDENCe SOURCES Our supply depth: POSITIVE Role-fit index: RATIO VERIFIED SKILLS TO ROLE EXPECTATIONS S E N S E

Deploying verified mastery 96 MAKING DATA-DRIVEN DECISIONS IN PROJECT SELECTION, FOCUSED ON SKILLS FIT Number of assessed talent attributes: 25+ EPAM NPS improvement in 2025 in comparison with 2024: +4% Utilize AI-Powered Skills Matching Algorithms to Identify TALENT with THE Right Skills for Client Projects Match employee skills to project requirements, ensuring the right people are assigned to the right tasks • Ensure consistent and high-quality talent profiles at all levels across locations, industries and portfolios WIP: Update image with high-res version; Note: Image from slide 23 from “How EPAM Operates as a Skills-Based Organization” Aleksey: I have updated picture with high-res from staffing, covered sensitive information. Please replace if you see it necessary Positions with AI-skill staffed in under 7 days: 83% D E P L O Y

BUILDING TOMORROW'S AI-NATIVE ENGINEERS AI-Ready Talent from Day One Total universities: 214 Total number of enrolled students in 2025: 11,700 97 Partnering with leading universities to train students in development CULTIVATING A PIPELINE OF NEXT-GENERATION TALENT EUROPE UKRAINE WESTERN & CENTRAL ASIA INDIA LATAM

98 The results are evident WIP: Update PLACEHOLDER internal stats; Update industry stats for 2025 Key Takeaways 01 02 03 04 We are building talent that simply does not exist in the market today We are sensing industry, market and potential of people using decades of employee-data and proprietary talent engine We deploy right people to right projects and track usage of new skills to get more insights We develop proprietary learning programs to scale 05 We leverage connection to universities to source high expertise, high-skill new generation of talents Internal Tracking Industry Tracking EPAM vs. Industry Voluntary Attrition 8.9% EPAM vs. Industry Current Average Tenure 4.4 EPAM vs. Industry Net Promoter Score 59 in 2024 vs. 18-21% Years vs. 2 Years vs. 31 SENSE DEVELOP DEPLOY POSITIVE Supply Depth

this talent engine IS NOT NEW 99 Enabled By Sense developDeploy IT’S BEEN THE HISTORIC BACKBONE OF epam’s SUCCESS for 30+ years

LARRY SOLOMON Chief People Officer, SVP 100

Optimized Talent + Delivery model 101

Key messages Rebalanced delivery base during the invasion of Ukraine by relocating talent and expanding nearshore / offshore capacity to maintain client continuity 01 Strengthened business resiliency while de-risking execution and enabling better access to talent and capabilities Capitalized on our experiences from the past to harness benefits from a distributed, global delivery network 02 03 102

Delivery Professionals By Region As of the end of December 31, 2021 59% Ukraine, Belarus & Russia EPAM Global Delivery Model - 2021 Early Diversification Before the Invasion of Ukraine 52,617 Delivery Professionals 103

Delivery Professionals By Region As of the end of December 31, 2025EPAM Global Delivery ENGINE - TODAY Optimized, Balanced, Delivery Excellence Everywhere 21% Ukraine & Belarus -38% 56,627 Delivery Professionals 104

Able to Rapidly Pivot + Scale Talent, Mobility + Delivery Globally 105

Fostering a More Powerful Global Delivery Model to Drive Advantages Across Our Business 106

01 02 03 04 Better Talent & Skills Access Expanding talent pool, recruiting and developing across many markets, opening access to specialized skills and faster scale AI-Enabled Optimization Optimizing cost, pyramids, utilization and talent management across all geographic locations Improved Delivery Performance Supporting clients 24/7 through global footprint, creating faster development and iteration cycles Poised to Continue to Capitalize on the Benefits of a Balanced, Global Delivery Footprint De-Risked Execution Reducing exposure to operational and geopolitical concentration risk while improving business continuity 107

VICTOR DVORKIN Head of Global Engineering, Cloud & Platforms, SVP 108

Global Delivery engine ai native, Built for the future 109

Key messages One of the Best Delivery Engines in the Industry. 30 Years in the Making. Winner of the Digital Transformation Wave. 01 02 Built to Deliver. Resilient. Right Now. No Legacy Delivery Centers. Orchestrated by AI-Powered Digital Ecosystem. 03 Deep T-Shaped Expertise. Horizontal Practices + Vertical Fluency Across 10+ Industries. 04 AI is Our Platform. AI/Run .Transform Runs in Production. Ready to Win the AI Wave! 110

EPAM GLOBAL DELIVERY ENGINE

Optimized & Balanced for Delivery Excellence

<epam>

BALANCED + RESILIENT

TALENT + DELIVERY MODEL CONFIGURATIONS

US
Serving NA Clients

IN-MARKET
- U.S. & Canada

NEARSHORE
- Central & LATAM

OFFSHORE
- India
- Ukraine
- West & Central Asia, Belarus

EU
Serving EU / ME Clients

IN-MARKET
- Western Europe & Middle East

NEARSHORE
- Eastern Europe
- Ukraine

OFFSHORE
- India

IN
Serving India GCC

INDIA GCC
- India

LATAM
Serving LATAM Clients

LATAM LOCAL
- Central & South America

Scale represents headcount ratios as of December 31, 2025

INVESTOR DAY 2026 111

EPAM GLOBAL DELIVERY ENGINE

Horizontal Practices

DATA

T-SHAPED EXPERTISE

DELIVERY MODEL CONFIGURATION (DATA PRACTICE)

US
Serving NA Clients

IN-MARKET
- U.S. & Canada

NEARSHORE
- Central & LATAM

OFFSHORE
- India
- Ukraine
- West & Central Asia, Belarus

EU
Serving EU/ME Clients

IN-MARKET
- Western Europe & Middle East

NEARSHORE
- Eastern Europe
- Ukraine

OFFSHORE
- India

IN
Serving India GCC

INDIA GCC
- India

LATAM
Serving LATAM Clients

LATAM LOCAL
- Central & South America

Scale represents headcount ratios as of December 31, 2025

<epam>

INVESTOR DAY 2026 112

EPAM GLOBAL DELIVERY ENGINE

T-Shaped

DATA & AI +

LIFE SCIENCES

<epam>

T-SHAPED EXPERTISE

DELIVERY MODEL CONFIGURATION

US
Serving NA Clients

IN-MARKET
- U.S. & Canada

NEARSHORE
- Central & LATAM

OFFSHORE
- India
- Ukraine
- West & Central Asia, Belarus

EU
Serving EU/ME Clients

IN-MARKET
- Western Europe & Middle East

NEARSHORE
- Eastern Europe
- Ukraine

OFFSHORE
- India

IN
Serving India GCC

INDIA GCC
- India

LATAM
Serving LATAM Clients

LATAM LOCAL
- Central & South America

Scale represents headcount ratios as of December 31, 2025

INVESTOR DAY 2026 113

EPAM Global Delivery ENGINE 114 AI-Powered Delivery Platform B U I LT T O D E L I V E R

EPAM Global Delivery ENGINE 115 B U I LT T O D E L I V E R AI-Powered Delivery Platform

EPAM Global Delivery ENGINE 116 AI-Powered Delivery Platform AI-Native Delivery & Direct Knowledge Access in AI/Run Tools B U I LT T O D E L I V E R

EPAM Global Delivery ENGINE 117 B U I LT T O D E L I V E R AI-Powered Delivery Platform AI-Native Delivery & Direct Knowledge Access in AI/Run Tools

Key messages One of the Best Delivery Engines in the Industry. 30 Years in the Making. Winner of the Digital Transformation Wave. 01 02 Built to Deliver. Resilient. Right Now. No Legacy Delivery Centers. Orchestrated by AI-Powered Digital Ecosystem. 03 Deep T-Shaped Expertise. Horizontal Practices + Vertical Fluency Across 10+ Industries. 04 AI is Our Platform. AI/Run .Transform Runs in Production. Ready to Win the AI Wave! 118

Panel discussion Geographic spotlight Srinivas Reddy SVP, Head of EPAM India 2015 Enver Amdiy SVP, Head of Business, Europe 2003 Stepan Mitish VP, Head of Ukraine 2006 Martin Mendez SVP, Head of Business, Ibero America 2024 MODERATOR Amit Singhal SVP, Head of Delivery, Europe 2015 119

Client testimonial 120

Jason peterson Chief Financial Officer 121

Key messages Accelerating revenue growth through AI-native transformation01 02 Driving margin expansion through operating efficiency and evolving commercial models 03 Leveraging significant free cash flow generation and strong balance sheet to drive value accretive capital deployment 122

Revenue ($M) Non - GAAP Operating Income ($M) Non - GAAP Diluted EPS ($M) Returning to growth • Stability during period of geopolitical challenge • Expanded delivery locations • AI focus driving growth • Stable profitability while repositioning delivery • Continuing to invest in capabilities • Renewed growth in revenues • Focus on profitability • Effective capital allocation Key drivers OPTIMIZING REPOSITIONED GLOBAL DELIVERY, WHILE CONTINUING TO INVEST IN AI & AI-NATIVE CAPABILITIES 123 $4,825 $4,691 $4,728 $5,457 $5,785 2022 2023 2024 2025 2026E $10.90 $10.59 $10.86 $11.50 $12.75 2022 2023 2024 2025 2026E $818 $765 $779 $831 $897 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% 17% 18% 19% 20% 21% 22% 23% 24% 25% 26% 27% 28% 29% 30% $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2022 2023 2024 2025 2026E Refer to the Appendix for all GAAP to non-GAAP reconciliations. The 2026 estimates reflect the midpoint of our initial guidance issued during our FY25 Q4 earnings release.

Expanded Geographic Footprint Drives Growth + Margin Expansion Global Capabilities: • Custom Build • Software Engineering • Products / Platforms • Advanced AI-Native • Data • Cloud • Security • Consulting Right talent, right place, right price, and right value Advanced AI-native capabilities and centers of excellence Delivery excellence across all major regions and geographies EUROPE UKRAINE WESTERN & CENTRAL ASIA, BELARUS INDIA LATAM NORTH AMERICA

Reiterating Full Year + Q1 2026 Guidance Q1 2026 Full Year 2026 Revenue $1.385B – $1.400B $5.703B – $5.866B Y/Y Revenue Change 6.4% – 7.6% 4.5% – 7.5% Y/Y Revenue Growth Rate in Organic Constant Currency at the Midpoint ~3.0% 4.5% Income from Operations GAAP Income from Operations 7% – 8% 10% – 11% Non-GAAP Income from Operations 13.5% – 14.5% 15% – 16% Diluted EPS Weighted Average Diluted Shared Outstanding 54.7M 54.4M GAAP Diluted EPS $1.32 – $1.40 $7.95 – $8.25 Non-GAAP Diluted EPS $2.70 – $2.78 $12.60 – $12.90 Y/Y Non-GAAP Diluted EPS Growth Rate at the Midpoint 13.7% 10.9% 125

Growth Growing Market for AI-Native and Foundational AI services, enabling return to double digit revenue growth 01 Capital Allocation Combining strategic M&A transactions with Ongoing Share Repurchases Profitability Margin Expansion through ongoing improvement in cost efficiency, AI productivity and evolution of pricing models 02 04 Free Cash Flow Business model generates Significant Operational Cash Flows with limited Capital Expenditures 03 Accelerating revenue growth through AI-native transformation Long-Term Financial Algorithm 126

Key Drivers Of Growth AI-Native • Core AI products, platforms and solutions • Strategic AI enterprise-wide transformation AI-Foundational • Data prep and foundational readiness • Data, cloud, modernization, classic digital New Services • Agentic BPO, AI-enabled managed services M&A • Modest contribution from acquisitions Positioning ourselves to deliver double digit growth Committed to accelerating growth over the next 3 years Total Revenue ($M) 127 2025A 2026E 2027E 2028E Addressing a $1.8T IT Services market, with a focus on capturing market share across higher growth AI opportunities $5.5B $5.8B

OPERATING EFFICIENTLY TO EXPAND MARGINS WHILE DRIVING GROWTH

Non-GAAP Operating Income Margin (%)

Targeting a return to 16%+ AIFO



16%+
15.2%
15% -16%
+GROSS MARGIN
+SG&A EFFICIENCY
2025A
2026E
2027E
2028E

KEY DRIVERS OF GROWTH BEYOND 2026

Gross Margin Improvement (~50 to 70 bps)

- Ongoing cost efficiencies in global delivery locations
- Pyramid / Seniority index improvement
- Utilization improvement
- AI benefit to productivity with new commercial models

SG&A Efficiency (~20 to 30 bps)

- Leverage and Simplification
- AI driven efficiencies

<epam>

INVESTOR DAY 2026 128

History of Robust Free Cash Flow Generation 1) Free cash flows is calculated as cash flows from operating activities as presented in the statement of cash flows under GAAP, less capital expenditures. 2) Adjusted net income conversion is calculated by dividing free cash flows by non-GAAP net income. Free Cash Flow1 ($M) and Adj. Net Income Conversion2 (%) $- $100 $200 $300 $400 $500 $600 $700 2023A 2024A 2025A ~$1.8B+ Cumulative Free Cash Flow Generation 2026 through 2028 $534M $527M $613M 85% 84% 95% Adj. Net Income Conversion Target through 2028 80% - 90% 129 HIGHLY CASH GENERATIVE BUSINESS MODEL UNDERPINNING ABILITY TO INVEST FOR GROWTH $- $100 $200 $300 $400 $500 $600 $700 $800 2026E 2027E 2028E

NOMINAL DEBT + SIGNIFICANT CASH POSITION UNDERPINS BALANCED CAPITAL ALLOCATION STRATEGY

Balance Sheet Highlights

(As of 12/31/2025)

Cash & Cash Equivalents	$1.3B
Expected Free Cash Flow (2026 to 2028)	~$1.8B+

$25M Debt

$675M Untapped Credit Facility

Historical Uses of Cash

Capital Deployment 2024 – 2025



Share Repurchases
~45%
Reinvestment
~20%
M&A
~35%

Go-Forward Priorities

01 Reinvestment
Organic reinvestment to support high-growth opportunities

02 Capital Returns
Disciplined share repurchases when share price is undervalued

03 M&A
Targeted tuck-in acquisitions to access high-growth industry domains or geographies

DISCIPLINED STRATEGY FOCUSED ON SHAREHOLDER VALUE & DRIVING STRONG RETURNS

<epam>
INVESTOR DAY 2026 130

Act as a Catalyst to Accelerate Future Revenue Growth Financial Operating Model Consistent with EPAM’s Operating Target Goal of 16%+ AIFO High Free Cash Flow Generation Strategic + Disciplined Approach to M&A Strategic Filters Financial Criteria Expand In-Market Industry Vertical Capabilities Point of Entry for Select Geographic Markets Deepen Scale of Certain High Growth Capabilities 131 CLEAR GUARDRAILS TO DRIVE VALUE-ACCRETIVE M&A

Clear Strategy to Drive Value Creation Growth Durable Revenue Growth Accelerating revenue growth through 2028 16%+ non-GAAP operating income margin in 2028 $1.8B+ cumulative free cash flow generation through 2028 Invest in growth vectors and return capital to shareholders Profitability Operating Income Margin Expansion Free Cash Flow Strong & Durable Free Cash Flow Returns Disciplined Capital Allocation Expected Results 132 DRIVING FURTHER SHAREHOLDER VALUE

Client testimonial 133

Q+A 134

Balazs Fejes Chief Executive Officer & President 135

Our positioning + right to win in the ai-native era 136

Our People Have Navigated Technology, Social + Geopolitical Changes. And have emerged stronger. 137

Why Invest in EPAM: Winner in AI Era 138 Best positioned to be a leader in enterprise AI transformation Foundational AI work expanding, driving significant growth opportunity Strongest engineering talent in the industry with a track record of solving our clients’ most complex problems Clear strategy focused on accelerating organic growth, while driving margin expansion Accelerating revenue growth through 2028 16%+ non-GAAP operating income margin in 2028 $1.8B+ cumulative Free Cash Flow generation through 2028 2028 GOALS

Appendix: NON-GAAP to GAAP Reconciliation Tables 139

Non-GAAP Financial Measures EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia’s invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP. Non-GAAP Operating Margin excludes stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, and certain other one-time charges and benefits. Non-GAAP Diluted EPS stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM’s humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. 140

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited)
(In thousands, except percent and per share amounts)

Year ended December 31, 2025	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)[1]	$3,883,535	$(88,055)	$3,795,480
Selling, general and administrative expenses[2]	$928,707	$(152,070)	$776,637
Income from operations[3]	$520,003	$311,492	$831,495
Operating margin	9.5%	5.7%	15.2%
Net income[4]	$377,678	$269,131	$646,809
Diluted earnings per share	$6.72		$11.50

Year ended December 31, 2024	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)[1]	$3,277,497	$(59,821)	$3,217,676
Selling, general and administrative expenses[2]	$816,300	$(145,329)	$670,971
Income from operations[3]	$544,584	$234,625	$779,209
Operating margin	11.5%	5.0%	16.5%
Net income[4]	$454,533	$175,430	$629,963
Diluted earnings per share	$7.84		$10.86

Year ended December 31, 2023	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)[1]	$3,256,514	$(89,464)	$3,167,050
Selling, general and administrative expenses[2]	$815,065	$(125,768)	$689,297
Income from operations[3]	$501,239	$263,871	$765,110
Operating margin	10.7%	5.6%	16.3%
Net income[4]	$417,083	$208,555	$625,638
Diluted earnings per share	$7.06		$10.59

Year ended December 31, 2022	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)[1]	$3,286,683	$(69,802)	$3,216,881
Selling, general and administrative expenses[2]	$872,777	$(153,214)	$719,563
Income from operations[3]	$572,966	$245,239	$818,205
Operating margin	11.9%	5.1%	17.0%
Net income[4]	$419,416	$225,501	$644,917
Diluted earnings per share	$7.09		$10.90

Items (1) through (4) above are detailed in the table on the following slide with the specific cross-reference noted in the appropriate item.

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INVESTOR DAY 2026 141

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

(Unaudited)
(In thousands, except percent and per share amounts)

Adjustments	Year Ended December 31, 2025	2024	2023	2022
Stock-based compensation expenses	$ 86,252	$ 80,944	$ 68,797	$ 47,470
Poland R&D incentives[(a)]	(505)	(23,473)	-	-
Humanitarian support in Ukraine[(b)]	2,308	2,350	11,252	28,976
Unbilled business continuity resources[(c)]	-	-	9,415	14,712
Discretionary compensation[(d)]	-	-	-	(21,356)
Total adjustments to GAAP cost of revenues[(1)]	**88,055**	**59,821**	**89,464**	**69,802**
Stock-based compensation expenses	90,512	86,353	78,933	52,439
Cost Optimization charges[(e)]	47,893	31,270	35,052	-
Other acquisition-related expenses	1,160	15,808	2,723	1,537
Humanitarian support in Ukraine[(b)]	12,250	10,821	6,145	15,833
Geographic repositioning[(f)]	-	849	1,793	38,742
One-time charges	255	228	1,122	7,959
Russia long-lived asset impairment charges [(g)]	-	-	-	19,570
Russia business restructuring [(h)]	-	-	-	17,134
Total adjustments to GAAP selling, general and administrative expenses[(2)]	**152,070**	**145,329**	**125,768**	**153,214**
Amortization of purchased intangible assets	71,367	29,475	22,717	22,223
Loss on sale of business[(i)]	-	-	25,922	-
Total adjustments to GAAP income from operations[(3)]	**311,492**	**234,625**	**263,871**	**245,239**
Foreign exchange loss	25,925	7,048	15,778	75,733
Change in fair value of contingent consideration included in Interest and other income, net	3,465	5,700	2,818	11,101
One-time items included in Interest and other income (loss), net	(700)	(3,143)	700	2,050
Provision for income taxes:				
Tax effect on non-GAAP adjustments	(74,086)	(44,522)	(53,815)	(65,030)
Tax shortfall (excess tax benefit) related to stock-based compensation	1,926	(22,448)	(19,829)	(35,119)
Net discrete charge (benefit) from tax planning[(j)]	1,109	(1,830)	(968)	(8,473)
Total adjustments to GAAP net income[(4)]	**$ 269,131**	**$ 175,430**	**$ 208,555**	**$ 225,501**

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Footnotes:

a. We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.

b. Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

c. Given the uncertainty in the region introduced by Russia's invasion of Ukraine, EPAM has assigned delivery professionals in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

d. Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future

e. Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023, second quarter of 2024, and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are attributable to targeted restructuring efforts and not expected to recur once the respective Cost Optimization program is completed.

f. Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

g. As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the twelve months ended December 31, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.

h. As a result of the Company's decision to no longer serve customers in Russia and the process of completing a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.

i. On July 26, 2023, the Company completed the sale of its remaining operations in Russia and recorded a loss on sale of approximately $25.9 million during the year ended December 31, 2023, including the recognition of the accumulated currency translation loss related to this foreign entity that was previously included in Accumulated other comprehensive loss in the financial statements. The Company excluded this loss from non-GAAP results as it is one-time and unusual in nature.

j. Net discrete charge or benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge or benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

INVESTOR DAY 2026 142

143 Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued) (Unaudited) (In thousands, except percent and per share amounts) Organic Constant Currency Revenue First Quarter 2026 Full Year 2026 (at midpoint of range) Revenue growth 7.0% 4.5% to 7.5% Foreign exchange rates (4.0)% (1.5)% Inorganic revenue (0.1)% -% Revenue growth on an organic constant currency basis 2.9% 3.0% to 6.0% Non-GAAP Income from Operations First Quarter 2026 Full Year 2026 GAAP income from operations as a percentage of revenue 7.0% to 8.0% 10.0% to 11.0% Stock-based compensation expenses 3.9% 3.4% Included in cost of revenues (exclusive of depreciation and amortization) 1.9% 1.7% Included in selling, general and administrative expenses 2.0% 1.7% Humanitarian support in Ukraine(b) 0.2% 0.1% Cost optimization charges(e) 1.1% 0.3% Amortization of acquired intangible assets 1.3% 1.2% Non-GAAP income from operations as a percentage of revenues(k) 13.5% to 14.5% 15.0% to 16.0% Non-GAAP Diluted Earnings per Share First Quarter 2026 Full Year 2026 GAAP diluted earnings per share $1.32 to $1.40 $7.95 to $8.25 Stock-based compensation expenses 0.97 3.71 Included in cost of revenues (exclusive of depreciation and amortization) 0.47 1.81 Included in selling, general and administrative expenses 0.50 1.90 Humanitarian support in Ukraine(b) 0.06 0.22 Cost optimization charges(e) 0.25 0.45 Amortization of acquired intangible assets 0.32 1.27 Foreign exchange loss 0.05 0.22 Provision for income taxes: Tax effect on non-GAAP adjustments (0.35) (1.28) Tax shortfall related to stock-based compensation 0.08 0.06 Non-GAAP income from operations as a percentage of revenues(k) $2.70 to $2.78 $12.60 to $12.90 (k) EPAM has not included the impact of potential future one-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty. The above guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.